Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com
Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results

Fourth Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $41.1 million, or $1.62 per diluted common share, including an $18.8 million expense related to the full year incentive management fee
-	Unrestricted cash of $101.1 million at December 31, 2010
-	Adjusted book value per share $12.59, GAAP book value per share $8.25 1
-	Recovered $13.5 million of previously recorded loan loss reserves and recorded a $1.3 million gain from the sale of a real estate owned asset
-	Recorded $35.2 million in loan loss reserves and $1.0 million from losses on restructured loans
-	Recorded a $1.1 million impairment on an equity investment
-	Repaid a $26.0 million term debt facility, effectively eliminating all short term recourse debt

Full Year Highlights:

-	Net income attributable to Arbor Realty Trust, Inc. of $112.9 million, or $4.39 per diluted common share
-	Recovered $18.1 million of previously recorded loan loss reserves
-	Generated gains of $228.5 million from the retirement of debt
-	Recorded $100.9 million in loan loss reserves and $7.2 million from losses on restructured loans
-	Recorded $14.0 million in net losses and impairments on debt securities

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Uniondale, NY, March 4, 2011 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate-related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate-related assets, today announced financial results for the fourth quarter and year ended December 31, 2010. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $41.1 million, or $1.62 per diluted common share, compared to a net loss attributable to Arbor Realty Trust, Inc. for the quarter ended December 31, 2009 of $133.7 million, or $5.27 per diluted common share. Net income attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2010 was $112.9 million, or $4.39 per diluted common share, compared to a net loss attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2009 of $230.6 million, or $9.11 per diluted common share.

The net balance of the Company’s loan and investment portfolio, excluding loan loss reserves, was $1.7 billion at December 31, 2010, compared to $1.8 billion at September 30, 2010. The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2010, excluding loan loss reserves, was $1.7 billion and the average yield on these assets for the quarter was 4.75%, compared to $1.9 billion and 5.29% for the third quarter of 2010. Excluding the effect of non-recurring items such as additional interest received on a loan in excess of the Company’s investment basis in the asset during the fourth and third quarters of $0.7 million and $1.9 million, respectively, the average yield was 4.59% for the fourth quarter, compared to 4.88% for the third quarter.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2010 remained relatively unchanged compared to September 30, 2010 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio during the fourth quarter of 2010 was $1.3 billion and the average cost of these borrowings was 4.10%, compared to $1.4 billion and 4.47% for the third quarter of 2010. In addition, the fourth quarter of 2010 included a $0.4 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $1.0 million increase in interest expense in the third quarter of 2010. Excluding the effect of these swaps, the average cost of borrowings for the fourth quarter was 3.96%, compared to 4.16% for the third quarter.

Debt Retirement

In October, the Company repaid its entire $26.0 million term debt facility with one of its lenders. The facility had a scheduled maturity of December 2010.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Other Financing Activity

As of December 31, 2010, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles. The Company believes that it was in compliance with all financial covenants and restrictions as of December 31, 2010.

The Company’s CDO vehicles contain interest coverage and asset overcollateralization covenants that must be met as of the waterfall distribution dates in order for the Company to receive cash distributions as a preferred holder.  If the Company is not in compliance with these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such tests. As of the most recent determination dates in January 2011, the CDOs were in compliance with all such covenants.  In the event of a breach of the CDO covenants that could not be cured in the near term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, or (v)  accessing the equity or debt capital markets, if available. The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination date:

Cash Flow Triggers	CDO I	CDO II	CDO III

Overcollateralization (1)

Current	185.88%	171.81%	109.50%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	463.06%	552.43%	510.06%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance is multiplied by the lower of the market rate or the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Portfolio Activity

During the fourth quarter of 2010, Arbor originated two bridge loans totaling $15.7 million. In addition, Arbor purchased one commercial mortgage-backed security for approximately $2.1 million.

Also, during the quarter, 10 loans paid off with an unpaid principal balance of approximately $177 million, of which approximately $100 million was charged off against loan loss reserves related to three of these loans. Included in the $177 million of loan payoffs is approximately $1 million of losses on the payoff of one loan. In addition, two loans had paydowns totaling approximately $7 million, of which approximately $3 million was charged off against the loan loss reserve of one loan. Furthermore, four loans totaling approximately $47 million were either refinanced or modified with Arbor, none of which were scheduled to repay during the quarter.

Additionally, four loans totaling approximately $104 million were extended during the quarter, of which two loans totaling approximately $40 million were in accordance with their existing extension options.

At December 31, 2010, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.7 billion, with a weighted average current interest pay rate of 4.44%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.55% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of December 31, 2010, Arbor’s loan portfolio consisted of 32% fixed-rate and 68% variable-rate loans.

During the third quarter of 2010, the Company agreed to sell a real estate owned property located in California to a third party. As a result, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value of $5.5 million and reclassified property operating income and expenses for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements. During the fourth quarter of 2010, the Company completed the sale of the property to the third party for approximately $6.8 million, net of certain expenses, resulting in a net gain of approximately $1.3 million, which was recorded as gain on sale of real estate held-for-sale in the discontinued operations section of the Company’s Consolidated Statement of Operations.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

During the fourth quarter of 2010, the Company recorded $35.2 million in loan loss reserves related to nine loans with a carrying value of approximately $261.5 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $13.5 million in recoveries of previously recorded loan loss reserves related to five of the Company’s assets during the fourth quarter of 2010. These recoveries were recorded in provision for loan losses on the Consolidated Statement of Operations. As previously noted, the Company charged off approximately $103 million of previously recorded loan loss reserves related to four loans during the fourth quarter. At December 31, 2010, the Company’s total loan loss reserves were approximately $205 million relating to 30 loans with an aggregate carrying value before loan loss reserves of approximately $531 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had nine non-performing loans with a carrying value of approximately $25.6 million, net of related loan loss reserves of $54.2 million as of December 31, 2010, compared to 10 non-performing loans with a carrying value of approximately $53.1 million, net of related loan loss reserves of $66.2 million as of September 30, 2010. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Additionally, the Company has five loans totaling approximately $103.7 million, which mature in June 2011, that are collateralized by one land development project. The loans do not contain a pay rate of interest, but four of the loans totaling approximately $94.4 million entitle the Company to a weighted average accrual rate of interest of approximately 9.60%. During the fourth quarter of 2010, the Company suspended recording the accrual rate of interest on these loans, which totaled approximately $2.4 million, as these loans were impaired and management deemed the collection of this interest was not probable. Additionally, these loans were not classified as non-performing as the borrower was in compliance with all material terms and conditions of the loans. As of December 31, 2010, the Company has recorded an allowance of possible loan losses totaling approximately $44 million related to all five loans.

During the fourth quarter, the Company recorded a $1.1 million other-than-temporary impairment, in accordance with GAAP, related to one of its equity investments in an unconsolidated joint venture, which was reflected on the Company’s Consolidated Statement of Operations as a loss from equity affiliates. GAAP requires that these investments are evaluated periodically to determine whether a decline in their value is other-than-temporary.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Management Fee

In 2008, the Company prepaid approximately $7.3 million in incentive management fees to its manager, Arbor Commercial Mortgage, LLC, related to the gain from the Prime transaction recognized in 2009, of which 50% was paid in cash and 50% was paid in the Company’s common stock. Based on the Company’s full year 2009 results, no incentive fee was earned by the manager, and in accordance with the amended management agreement, the manager was required to repay 25% of the fee by December 31, 2010, with the balance due on June 30, 2012. The manager was granted an option to make payment in both cash and our common stock provided that at least 50% of the total payment was made in cash. Additionally, any incentive management fees or success-based payments earned by the Company’s manager prior to June 30, 2012 were to be applied to repay any remaining portion of the Prime fee in cash.

During the fourth quarter of 2010, the Company’s manager repaid approximately $3.6 million of the Prime fee by surrendering 701,197 shares of the Company’s common stock, representing 50% of the incentive management fee related to Prime. Additionally, during 2010, the manager earned approximately $18.8 million in incentive management fees, which were recorded as management fee expense in the fourth quarter on the Company’s consolidated statement of operations. The remaining $3.6 million balance of the Prime incentive fee due from the manager was applied to the $18.8 million incentive management fees earned for 2010. As a result, the Company recorded a $15.2 million incentive management fee payable in due to related party on the Company’s consolidated balance sheet at December 31, 2010. In accordance with the management agreement, the Company’s manager will receive 25% of this net amount in 666,927 shares of the Company’s common stock and 75% in cash to be paid during the first quarter of 2011.

Dividend

Under the terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's common stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met. The Board of Directors has elected not to pay a common stock dividend for the quarter ended December 31, 2010.

Subsequent Events

The Company had an $85.0 million loan secured primarily by six hotels in Florida that had a maturity date of July 2014 and a weighted average interest rate of approximately 3.75%. During 2010, the Company established a $13.4 million provision for loan loss related to this property reducing the carrying value to $71.6 million as of December 31, 2010. In February 2011, the mortgaged properties were transferred to the Company by the owner, a creditor trust. As of the date of this transaction, as well as December 31, 2010, the loan was contractually current. The Company will record this transaction as real estate owned at fair value in its first quarter 2011 Consolidated Financial Statements.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866)770-7129 for domestic callers and (617)213-8067 for international callers. The participant passcode for both is 83785273.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through April 4, 2011.  In addition, a telephonic replay of the call will be available until March 11, 2011. The replay dial-in number is (888)286-8010 for domestic callers and (617)801-6888 for international callers. Please use passcode: 17202807.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$20,523,430	$24,657,501	$95,487,325	$117,262,129
Interest expense	13,504,372	19,062,718	62,979,036	80,102,075
Net interest income	7,019,058	5,594,783	32,508,289	37,160,054

Other revenues:
Property operating income	729,385	174,784	2,564,729	657,749
Other income	24,954	9,291	1,069,454	809,808
Total other revenue	754,339	184,075	3,634,183	1,467,557

Other expenses:
Employee compensation and benefits	2,305,316	2,115,882	8,059,364	10,154,276
Selling and administrative	1,482,322	1,648,799	6,996,190	10,505,013
Property operating expenses	989,637	349,428	3,536,922	1,183,533
Depreciation and amortization	192,317	16,164	560,273	42,201
Other-than-temporary impairment	-	9,849,030	7,004,800	10,260,555
Provision for loan losses (net of recoveries)	21,633,789	99,828,039	82,811,753	241,328,039
Loss on restructured loans	1,025,910	24,451,812	7,214,481	57,579,561
Management fee - related party	20,565,448	2,000,000	26,365,448	15,136,170
Total other expenses	48,194,739	140,259,154	142,549,231	346,189,348

Loss from continuing operations before gain on exchange
of profits interest, gain on extinguishment of debt, loss
on sale of securities, net, loss on termination of swaps,
(loss) income from equity affiliates	(40,421,342)	(134,480,296)	(106,406,759)	(307,561,737)
Gain on exchange of profits interest	-	-	-	55,988,411
Gain on extinguishment of debt	-	-	229,321,130	54,080,118
Loss on sale of securities, net	-	-	(6,989,583)	-
Loss on termination of swaps	-	-	-	(8,729,408)
(Loss) income from equity affiliates	(1,212,432)	862,451	(1,259,767)	(438,507)

(Loss) income before provision for income taxes	(41,633,774)	(133,617,845)	114,665,021	(206,661,123)

Provision for income taxes	(760,000)	-	(2,560,000)	-

(Loss) income from continuing operations	(42,393,774)	(133,617,845)	112,105,021	(206,661,123)

Loss on impairment of real estate held-for-sale	-	-	-	(4,898,295)
Gain on sale of real estate held-for-sale	1,331,436	-	1,331,436	-
Loss on operations of real estate held-for-sale	(27,121)	(15,532)	(310,503)	(398,883)
Income (loss) from discontinued operations	1,304,315	(15,532)	1,020,933	(5,297,178)

Net (loss) income	(41,089,459)	(133,633,377)	113,125,954	(211,958,301)

Net income attributable to noncontrolling interest	54,061	52,084	215,743	18,672,855

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(41,143,520)	$(133,685,461)	$112,910,211	$(230,631,156)

Basic (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(1.67)	$(5.27)	$4.40	$(8.90)
Income (loss) from discontinued operations	0.05	(0.00)	0.04	(0.21)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.62)	$(5.27)	$4.44	$(9.11)

Diluted (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(1.67)	$(5.27)	$4.35	$(8.90)
Income (loss) from discontinued operations	0.05	(0.00)	0.04	(0.21)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.62)	$(5.27)	$4.39	$(9.11)

Dividends declared per common share	$-	$-	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	25,355,463	25,387,410	25,424,481	25,313,574

Diluted	25,355,463	25,387,410	25,741,290	25,313,574

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
	(Unaudited)
Assets:
Cash and cash equivalents	$101,124,564	$64,624,275
Restricted cash (includes $21,085,664 and $27,935,470 from consolidated VIEs, respectively)	21,085,664	27,935,470
Loans and investments, net (includes $1,301,435,584 and $1,305,593,730 from consolidated VIEs, respectively)	1,414,225,388	1,700,774,288
Available-for-sale securities, at fair value (includes $1,000,000 and $0 from consolidated VIEs, respectively)	3,298,418	488,184
Securities held-to-maturity, net (includes $0 and $60,562,808 from consolidated VIEs, respectively)	-	60,562,808
Investment in equity affiliates	65,838,885	64,910,949
Real estate owned, net (includes $2,707,479 and $2,658,128 from consolidated VIEs, respectively)	22,839,480	8,205,510
Real estate held-for-sale, net	41,440,000	41,440,000
Due from related party (includes $335,048 and $4,165,695 from consolidated VIEs, respectively)	335,048	15,240,255
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $13,645,594 and $21,011,295 from consolidated VIEs, respectively)	41,972,532	57,545,084
Total assets	$1,731,207,928	$2,060,774,772

Liabilities and Equity:
Repurchase agreements	$990,997	$2,657,332
Collateralized debt obligations (includes $1,070,852,555 and $1,100,515,185 from consolidated VIEs, respectively)	1,070,852,555	1,100,515,185
Junior subordinated notes to subsidiary trust issuing preferred securities	157,806,238	259,487,421
Notes payable	51,457,708	375,219,206
Mortgage note payable – real estate owned	20,750,000	-
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	17,436,986	1,997,629
Due to borrowers (includes $1,155,095 and $2,734,526 from consolidated VIEs, respectively)	2,559,388	6,676,544
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $34,940,192 and $34,351,469 from consolidated VIEs, respectively)	84,375,680	97,024,352
Total liabilities	1,524,792,685	1,962,140,802

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,756,810 shares issued, 24,776,213 shares
outstanding at December 31, 2010 and 25,666,810 shares issued, 25,387,410 shares outstanding at December 31, 2009	257,568	256,668
Additional paid-in capital	450,686,382	450,376,782
Treasury stock, at cost - 980,597 shares at December 31, 2010 and 279,400 shares at December 31, 2009	(10,669,585)	(7,023,361)
Accumulated deficit	(180,689,667)	(293,585,378)
Accumulated other comprehensive loss	(55,169,317)	(53,331,105)
Total Arbor Realty Trust, Inc. stockholders’equity	204,415,381	96,693,606
Noncontrolling interest in consolidated entity	1,999,862	1,940,364
Total equity	206,415,243	98,633,970
Total liabilities and equity	$1,731,207,928	$2,060,774,772

Arbor Realty Trust Reports Fourth Quarter and Full Year 2010 Results
March 4, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

December 31, 2010

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$204,415,381

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	49,484,639

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$311,975,204

Adjusted book value per share	$12.59

GAAP book value per share	$8.25

Common shares outstanding	24,776,213

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.